UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 21, 2005

O.A.K. FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-22461 (Commission File Number)	38-2817345 (IRS Employer Identification No.)

2445 84th Street, S.W.
Byron Center, MI	49315
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-1591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 2.02   Results of Operations and Financial Conditions

        On April 21, 2005, O.A.K. Financial Corporation issued a press release announcing results for the first quarter of 2005. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

        The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 7.01   Regulation FD Disclosure

        On April 21, 2005, O.A.K. Financial Corporation issued a press release announcing that the Board of Directors had declared a 10% stock dividend. The dividend is payable May 31, 2005, to shareholders of record on May 16, 2005. A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

Section 9.01   Financial Statements and Exhibits

(c)	Exhibit

99.1	Press Release dated April 21, 2005 regarding first quarter results.

99.2	Press Release dated April 21, 2005 regarding 10% stock dividend.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 21, 2005	O.A.K. FINANCIAL CORPORATION (Registrant) By /s/ James A. Luyk ———————————— James A. Luyk Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated April 21, 2005 regarding first quarter results.

99.2	Press Release dated April 21, 2005 regarding 10% stock dividend.

OAK FINANCIAL CORPORATION, PARENT COMPANY OF BYRON BANK, REPORTS 52% INCREASE IN FIRST QUARTER EARNINGS

Highlights Include:

o First Quarter Net Income of $1,238,000, up 52% o 13% Annualized Asset Growth in the First Quarter o Continued Improvement in Net Interest Margin o Repositioning of the Bank and Subsidiaries

Byron Center, MI, April 21, 2005 — — OAK Financial Corporation (OKFC), a West Michigan based bank holding company, reported first quarter net income of $1,238,000, up 52% from the $812,000 reported in the first quarter of 2004. Basic and diluted earnings per share in the first quarter of 2005 were $0.61, an increase of 52.5% over the $0.40 reported for the first quarter of 2004. The sharply higher earnings in the first quarter reflect a significant increase in net interest income as a result of growth in earning assets and improvement in the bank’s net interest margin.

“We know that superior performance is our best spokesperson, ” said Patrick K. Gill, president and CEO. “Our strong first quarter results speak loudly and clearly about the decisions we’ve made and the actions we’ve taken. It’s even more gratifying and meaningful that those results came from core performance, not extraordinary items,” Gill continued.

“Those results reinforce the value of our comprehensive strategic plan,” Gill stated. “They also confirm our ability to grow both earnings and assets while carefully managing risk, asset quality and overhead. While we’re always subject to events beyond our control, we’re confident in our ability to sustain our first quarter performance throughout the balance of this year,” Gill concluded.

Net interest income improved significantly in the first quarter of 2005. On a linked quarter basis, net interest income increased $378,000, or 8.6%, compared to the fourth quarter of 2004 and improved 24.1% compared to the first quarter of 2004. The bank’s net interest margin has improved significantly during the past four consecutive quarters as short-term interest rates have increased from the historically low levels of a year ago. In the first quarter of 2005, the net interest margin was 3.84% compared to 3.27% in the first quarter of 2004, up 57 basis points.

Total non-interest income declined 6%, from $1,387,000 in the first quarter of 2004 to $1,300,000 in the first quarter of 2005. The decline is due to a 38% decline in mortgage banking income compared to a year ago, largely a result of a decline in mortgage refinance activity.

Total operating expenses in the first quarter of 2005 increased 2% compared to the first quarter of 2004. Salary expense was 12% lower in the first quarter of 2005 compared to the first quarter of 2004. This reduction reflects a decline in both the number of total bank employees and mortgage commissions paid. Total other expenses increased $427,000, which includes a non-recurring credit of approximately $300,000 in the first quarter of 2004, and increases in costs during the first quarter of 2005 associated with repositioning the bank for growth, which included shortening the name, developing a new logo and colors, and increased marketing

Total assets and loans increased $17 million and $16 million respectively from December 31, 2004 to March 31, 2005. The annualized growth rate of 13% in assets and 15% in loans represents the second consecutive quarter of double-digit growth. Total deposits grew approximately $40 million in the first quarter. This increase includes the transfer of approximately $23 million of funds from the bank’s repurchase product. The company continues to be well capitalized, with an equity-to-asset ratio of 10.4% at March 31, 2005, compared to 10.6% at December 31, 2004.

OAK Financial Corporation is a single bank holding company, which provides traditional banking services and products through twelve banking offices serving twelve communities in Kent, Ottawa and Allegan counties in western Michigan. The Bank owns a subsidiary, Byron Investment Services, which offers mutual fund products, securities brokerage services, retirement planning services, investment management and advisory services. Insurance products, such as property and casualty, life, disability and long-term care insurance, are provided through the Byron Insurance Agency subsidiary. For information regarding stock transactions, please contact Kent King Securities at 1-888-804-8891, Howe Barnes at 1-800-800-4693, Royal Securities at 616-538-2550 or Stifel, Nicolaus & Co., Inc. at 616-942-1717.

CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning future growth in earning assets and net income. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

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For more information, please contact:

Patrick K. Gill, President & CEO at (616) 662-3113, or James A. Luyk, Executive Vice President COO & CFO at (616) 662-3124 OAK Financial Corporation, Byron Center, Mich.

O.A.K. FINANCIAL CORPORATION AND SUBSIDIARY (Dollars in thousands, except per share data)	CONSOLIDATED BALANCE SHEETS

ASSETS	March 31, 2005 (Unaudited)	December 31, 2004

Cash and due from banks	$ 10,376	$ 9,967
Federal funds sold	-	-

Cash and cash equivalents	10,376	9,967
Available-for-sale securities	99,970	99,773
Loans held for sale	3,465	2,719
Total loans	424,576	408,867
Allowance for loan losses	(6,982)	(6,846)

Net Loans	417,594	402,021
Accrued interest receivable	2,860	2,306
Premises and equipment, net	13,662	13,742
Restricted investments	3,097	3,073
Other assets	7,143	6,737

Total assets	$ 558,167	$ 540,338

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Non-interest bearing	$ 59,411	$ 56,859
Interest bearing	396,277	359,278

Total deposits	455,688	416,137
Securities sold under agreements to repurchase	7,885	30,463
Federal funds purchased	8,650	7,900
FHLB Advances	22,800	22,800
Other borrowed funds	1,743	2,387
Other liabilities	3,538	3,298

Total liabilities	500,304	482,985
Stockholders' equity
Common stock, $1 par value; 4,000,000 shares authorized;
2,034,691 shares issued and outstanding	2,035	2,035
Additional paid-in capital	6,001	6,001
Retained earnings	49,989	48,750
Accumulated other comprehensive income	(162)	567

Total stockholders' equity	57,863	57,353

Total liabilities and stockholders' equity	$ 558,167	$ 540,338

O.A.K. FINANCIAL CORPORATION AND SUBSIDIARY (Dollars in thousands, except earnings per share)	CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31, (Unaudited)
	2005	2004

Interest income
Interest and fees on loans	$6,130	$5,056
Available-for-sale securities	906	878
Restricted investments	37	40
Other	2	22

Total interest income	7,075	5,996

Interest expense
Deposits	1,866	1,613
Borrowed funds	386	436
Securities sold under agreements to repurchase	37	89

Total interest expense	2,289	2,138

Net interest income	4,786	3,858
Provision for loan losses	120	-

Net interest income after provision for loan losses	4,666	3,858

Non-interest income
Service charges on deposit accounts	568	533
Mortgage Banking	203	325
Net gain on sales of available for sale securities	-	5
Insurance premiums & brokerage fees	393	389
Other	136	135

Total non-interest income	1,300	1,387

Non-interest expenses
Salaries	1,886	2,145
Employee benefits	481	578
Occupancy (net)	355	332
Furniture and fixtures	266	272
Other	1,251	824

Total non-interest expenses	4,239	4,151

Income before federal income taxes	1,727	1,094
Federal income taxes	489	282

Net income	$1,238	$ 812

Income per common share:
Basic	$ 0.61	$ 0.40
Diluted	$ 0.61	$ 0.40

OAK Financial Corporation
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands except per share data)	1st Qtr 2005	4th Qtr 2004	3rd Qtr 2004	2nd Qtr 2004	1st Qtr 2004

Earnings Net interest income	$4,786	$4,408	$4,080	$3,890	$3,858
Provision for loan losses	$120	($ 1,100)	$0	$0	$0
Non-interest income	$1,300	$1,327	$1,413	$1,740	$1,387
Non-interest expense	$4,239	$4,226	$4,243	$4,326	$4,151
Net income	$1,238	$1,821	$919	$952	$812
Basic earnings per share	$0.61	$0.89	$0.45	$0.47	$0.40
Diluted earnings per share	$0.61	$0.89	$0.45	$0.47	$0.40
Average shares outstanding	2,035	2,035	2,035	2,035	2,035

Performance Ratios
Return on average assets	0.91%	1.37%	0.71%	0.74%	0.64%
Return on average equity	8.69%	12.77%	6.55%	6.90%	5.86%
Net interest margin (tax-equivalent)	3.84%	3.62%	3.42%	3.31%	3.27%
Efficiency ratio	68.0%	72.0%	75.4%	77.8%	76.4%
Full-time equivalent employees	184	191	199	201	197
Ending equity to ending assets	10.37%	10.61%	10.85%	10.68%	11.00%
Book value per share	$28.44	$28.19	$27.79	$27.13	$27.49

Asset Quality
Net loans charged-off	($16)	$108	$186	$53	$97
Net charge-offs to total average loans (annualized)	(0.02%)	0.11%	0.19%	0.6%	0.11%
Nonperforming Assets	$2,426	$1,495	$1,936	$3,325	$2,600
Allowance for loan losses to total loans	1.64%	1.67%	2.04%	2.15%	2.26%
Nonperforming Assets to total loans	0.57%	0.37%	0.49%	0.87%	0.71%

(Dollars in thousands except per share data)	YTD 3/31/05	YTD 03/31/04

Earnings Net interest income	$4,786	$3,858
Provision for loan losses	$120	$0
Non-interest income	$1,300	$1,387
Non-interest expense	$4,239	$4,151
Net income	$1,238	$812
Basic earnings per share	$0.61	$0.40
Diluted earnings per share	$0.61	$0.40
Average shares outstanding	2,035	2,035

Performance Ratios
Return on average assets	0.91%	0.64%
Return on average equity	8.69%	5.86%
Net interest margin (tax-equivalent)	3.84%	3.27%
Efficiency ratio	68.0%	76.4%

Asset Quality
Net loans charged-off	($ 16)	$97
Net charge-offs to total average loans (annualized)	(0.02%)	0.11%

April 21, 2005

FOR IMMEDIATE RELEASE

OAK Financial Corporation Announces 10% Stock Dividend

Byron Center, Michigan – April 21, 2005 — OAK Financial Corporation (OKFC), the holding company for Byron Bank, announced that its board of directors declared a 10% stock dividend, to be paid May 31, 2005, to stockholders of record on May 16, 2005. The stock dividend follows a 20% increase in the Company’s quarterly cash dividend announced in the first quarter of 2005.

OAK Financial Corporation owns Byron Bank, which operates 12 branches in West Michigan, Byron Investment Services, a full service provider of investment and retirement products, and Byron Insurance Agency, a provider of personal and commercial lines of insurance.

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For more information, please contact:

Patrick K. Gill, President & CEO at (616) 662-3113, or James A. Luyk, Chief Operating Officer at (616) 662-3124 OAK Financial Corporation, Byron Center, Mich.